Exhibit 5.1

[LETTERHEAD OF GILMARTIN, POSTER & SHAFTO LLP]

                    May 4, 2004

Lakeland Industries, Inc.
711-2 Koehler Avenue
Ronkonkoma, New York 11779

Ladies and Gentlemen:

     We have acted as counsel to Lakeland Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission relating to 1,385,750 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company.

     In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such documents, records, agreements and certificates as we have deemed necessary as a basis for the opinion hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

     This opinion is limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and non-assessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws that occur, which could affect the opinions contained herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.

Very truly yours,

/s/ Gilmartin, Poster & Shafto LLP

GILMARTIN, POSTER & SHAFTO LLP